Exhibit 21.1

Kinder Morgan, Inc.
Subsidiaries of the Registrant

Kinder Morgan (Delaware), Inc. – DE
Kinder Morgan G.P., Inc. – DE
KMGP Services Company, Inc. – DE
Kinder Morgan Management, LLC – DE
Kinder Morgan Services LLC – DE
KN Cogeneration, Inc. – CO
Thermo Project Management, Inc. – CO
Valley Operating, Inc. – CO
KN Thermo, L.L.C. – CO
Cogeneration Holdings LLC – DE
Cogeneration LLC – DE
Kinder Morgan Ft. Lupton Operator LLC – DE
Thermo Greeley, LLC – CO
KN Telecommunications, Inc. – CO
KN Gas Supply Services, Inc. – CO
Kinder Morgan Power Company – CO
KN TransColorado, Inc. – CO
KN Wattenberg Transmission Limited Liability Company – CO
Kinder Morgan Retail Energy Services Company – CO
Rocky Mountain Natural Gas Company – CO
Kinder Morgan Foundation (nonprofit) – CO
KN Gas Gathering, Inc. – CO
MidCon Corp. – DE
Natural Gas Pipeline Company of America – DE
NGPL Canyon Compression Co. – DE
Canyon Creek Compression Company – IL
KN Energy International, Inc. – DE
KM International Services, Inc. – DE
Kinder Morgan Michigan, LLC – DE
KM Turbine Facility #6 LLC – DE
Kinder Morgan Michigan Operator LLC – DE
Triton Power Company LLC – DE
Triton Power Michigan LLC – DE
KMC Thermo, L.L.C. – CO
Administracion y Operacion de Infraestructura, S.A. de C.V. – Mexico
GNN Servicios, S. de R.L. de C.V. – Mexico
Gas Natural del Noroeste, S.A. de C.V. – Mexico
KN Thermo Acquisition, Inc. – CO
Kinder Morgan TransColorado LLC – DE
Kinder Morgan TransColorado, Inc. – UT

KM Insurance, Ltd. – Bermuda

Kinder Morgan Illinois Pipeline LLC – DE

1197774 Alberta ULC – Alberta, Canada

1197779 Alberta ULC – Alberta, Canada

0731297 B.C. Ltd. – British Columbia, Canada

Kinder Morgan Canada Inc. – Alberta, Canada

Kinder Morgan Finance Company, ULC – Alberta, Canada

Terasen Gas (Squamish) Inc. – British Columbia, Canada

Terasen Gas (Vancouver Island) Inc. – British Columbia, Canada

Terasen Gas (Whistler) Inc. – British Columbia, Canada

Terasen Gas Inc. – British Columbia, Canada

Terasen Inc. – British Columbia, Canada

Terasen Pipelines (Corridor) Inc. – Alberta, Canada

Terasen Pipelines (Heartland) Inc. – Alberta, Canada

Terasen Pipelines (Jet Fuel) Inc. – British Columbia, Canada

Terasen Pipelines (Puget Sound) Corporation – Delaware

Terasen Pipelines (Trans Mountain) Inc. – Canada

Source Gas Distribution LLC – DE

KM Retail Utility Holdco LLC – DE

Kinder Morgan Canada Company – Nova Scotia

Kinder Morgan North Texas Pipeline, L.P. – DE

Kinder Morgan Texas Gas Services LLC – DE

Kinder Morgan Transmix Company, LLC – DE

Kinder Morgan Interstate Gas Transmission LLC – CO

Kinder Morgan Trailblazer, LLC – DE

CGT Trailblazer, LLC – DE

Kinder Morgan Texas Pipeline, L.P. – DE

Kinder Morgan Operating L.P. “A” – DE

Kinder Morgan Operating L.P. “B” – DE

Kinder Morgan CO2 Company, L.P. – DE

Trailblazer Pipeline Company – IL

Kinder Morgan Bulk Terminals, Inc. – LA

Western Plant Services, Inc. – CA

Dakota Bulk Terminal, Inc. – WI

Delta Terminal Services LLC – DE

RCI Holdings, Inc. – LA

HBM Environmental, Inc. – LA

Milwaukee Bulk Terminals LLC – WI

Queen City Terminals, Inc. – DE

Kinder Morgan Port Terminals USA LLC – DE

Elizabeth River Terminals LLC – DE

Nassau Terminals LLC – DE

Fernandina Marine Construction Management LLC – DE

Kinder Morgan Port Manatee Terminal LLC – DE

Kinder Morgan Port Sutton Terminal LLC – DE

Pinney Dock & Transport LLC – OH

Kinder Morgan Operating L.P. “C” – DE

Kinder Morgan Operating L.P. “D” – DE

SFPP, L.P. – DE

Kinder Morgan Liquids Terminals LLC – DE

Kinder Morgan Pipeline LLC – DE

Kinder Morgan Tank Storage Terminals LLC – DE

Kinder Morgan 2–Mile LLC – DE

Rahway River Land LLC – DE

Central Florida Pipeline LLC – DE

Southwest Florida Pipeline LLC – DE

Calnev Pipe Line LLC – DE

Kinder Morgan Las Vegas LLC – DE

Globalplex Partners, Joint Venture – LA

Colton Processing Facility – CA

Kinder Morgan Materials Services, LLC – PA

CIG Trailblazer Gas Company, L.L.C. – DE

KM Trailblazer, LLC – DE

Kinder Morgan Border Pipeline, L.P. – DE

Tejas Gas, LLC – DE

Gulf Energy Gas, LLC – DE

Gulf Energy Gathering & Processing, LLC – DE

Gulf Energy Marketing, LLC – DE

Hydrocarbon Development, LLC – DE

Kinder Morgan Tejas Pipeline, L.P. – DE

Stellman Transportation, LLC – DE

Kinder Morgan Tejas Pipeline GP LLC – DE

Tejas Energy Partner, LLC – DE

Tejas Gas Systems, LLC – DE

Tejas–Gulf, LLC – DE

Tejas Natural Gas, LLC – DE

Kinder Morgan Pipeline Services of Mexico S. de R.L. de C.V. – Mexico

Valley Gas Transmission, LLC – DE

TransColorado LLC – DE

Silver Canyon Pipeline LLC – DE

Kinder Morgan Liquids Terminals St. Gabriel LLC – LA

Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V. – Mexico

KM Production Company GP LLC – DE

Kinder Morgan Production Company LP – DE

Emory B Crane, LLC – LA

Frank L. Crane, LLC – LA

Paddy Ryan Crane, LLC – LA

Agnes B Crane, LLC – LA

KMBT LLC – DE

KM Production Company LP LLC – DE

KM Crane LLC – MD

MJR Operating LLC – MD

Kinder Morgan West Texas Pipeline, L.P. – DE

Kinder Morgan Southeast Terminals LLC – DE

International Marine Terminals – LA

I.M.T. Land Corp. – LA

ICPT, L.L.C. – LA

KM Crude Oil Pipelines GP LLC – DE

KM Crude Oil Pipelines LP LLC – DE

Kinder Morgan Crude Oil Pipelines, L.P. – DE

Kinder Morgan Carbon Dioxide Transportation Company – DE

Pecos Carbon Dioxide Transportation Company – TX

River Consulting, LLC – LA

KM Liquids Partners GP LLC – DE

KM Liquids Terminals, L.P. – DE

KM Liquids Holdings LLC – DE

Kinder Morgan Wink Pipeline, L.P. – DE

Kinder Morgan River Terminals LLC – TN

Arrow Terminals B.V. – Dutch

Arrow Terminals Canada B. V. – Netherlands

Arrow Terminals Canada Company – NSULC

Kinder Morgan Arrow Terminals LP – DE

Global American Terminals LLC – DE

Kinder Morgan Amory LLC – MS

Kinder Morgan Arrow Terminals Holdings, Inc. – DE

KM Decatur, Inc. – AL

River Terminals Properties, LP – TN

Tajon Holdings, Inc. – PA

River Terminals Properties GP LLC – DE

Guilford County Terminal Company, LLC –NC

TransColorado Gas Transmission Company – CO

KM Upstream LLC – DE

Kinder Morgan Petcoke LP LLC – DE

Kinder Morgan Petcoke GP LLC – DE

Kinder Morgan Petcoke, L.P. – DE

Stevedore Holdings, L.P. – DE

Kinder Morgan NatGas Operator LLC – DE

General Stevedores Holdings LLC – DE

General Stevedores GP, LLC – TX

SRT Vessels LLC – DE

Carbon Exchange LLC – DE

Kinder Morgan Louisiana Pipeline Holding LLC – DE

Kinder Morgan Louisiana Pipeline LLC – DE

Kinder Morgan Pecos LLC – DE

Kinder Morgan W2E Pipeline LLC – DE

West2East Pipeline LLC – DE

Rockies Express Pipeline LLC – DE

Kinder Morgan Texas Terminals, L.P. – DE

Kinder Morgan Cameron Prairie Pipeline LLC – DE

Kinder Morgan Canada Terminals ULC – Alberta

Midcontinent Express Pipeline LLC – DE

Lomita Rail Terminal LLC – DE

Transload Services, LLC – IL

Devco USA, L.L.C. – OK